Exhibit 99.2
Supplemental Presentation Materials Third Quarter 2009 Financial Review and Analysis (unaudited) October 27, 2009

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including a previous government investigation into industry competitive practices, and any related proceedings or lawsuits pertaining thereto or to the subject matter thereof related to the concluded investigation by the U.S. Department of Justice ("DOJ") (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act; changes in tax laws and regulations; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company's customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. The Company believes that the most significant risk factors that could affect its financial performance in the near- term include (1) the impact of economic conditions on underlying demand for the Company's products and on the carrying value of its assets; (2) the impact of competitors' actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (4) the impact of an increase in costs associated with the Company's debt; and (5) the ability of the Company to achieve and sustain targeted cost reductions. The financial information presented in this document represents preliminary, unaudited financial results.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP measures as defined by SEC rules. The most directly comparable GAAP measures have been included in the earnings news release for the quarter. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included with the financial schedules accompanying the earnings news release for the quarter, along with certain supplemental analysis provided in this document. (See Attachments A-2 through A-5 to Exhibit 99.1, news release dated October 27, 2009.) The Company's non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g., restructuring charges, asset impairments, legal settlement costs, certain effects of acquisitions and related integration costs, loss from debt extinguishment, gains on sales of assets, etc.), from certain of the Company's GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company's "core" or "underlying" operating results. These non-GAAP measures are used internally to evaluate trends in the Company's underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company adjusts the estimated full-year GAAP tax rate to exclude the tax rate effect of charges for goodwill and indefinite- lived intangible asset impairments to determine its anticipated adjusted non-GAAP tax rate to derive non-GAAP net income. (See Attachment A-2 to Exhibit 99.1 for discussion of limitations associated with the use of these non-GAAP measures.) The information in this document has been furnished (not filed) under Form 8-K with the SEC and is posted at the Investors section of the Company's Web site.

October 27, 2009 Third Quarter 2009 Financial Review and Analysis 4 Overview Continued weakness in the macroeconomic environment drove volume declines in all segments Rate of volume decline improved vs. the first half of 2009 Inventory levels in many markets appear to be stabilizing End markets remain soft Restructuring and productivity initiatives more than offset the operating margin impact of the volume decline Well positioned for profitable growth when markets improve: On track to achieve over $160 mil. reduction in fixed costs through restructuring actions Increasing variable margins Investing for long-term growth Remain highly focused on free cash flow: Reduced debt by $140 million in the third quarter; on track to achieve debt reduction target

Third Quarter Summary Net sales declined 10% from prior year Currency translation reduced sales growth by 4% On an organic basis(1), net sales declined 6% Operating margin increased to 7.3% before restructuring, asset impairment charges, lease cancellation costs, and other items Restructuring and productivity initiatives more than offset the operating margin impact of the volume decline The effect of pricing and material cost trends has offset the cumulative impact of 2008 inflation, contributing to year-on-year margin improvement for the quarter 5 Third Quarter 2009 Financial Review and Analysis October 27, 2009 (1) Throughout this document, all references to organic sales change refer to results before the impact of acquisitions, foreign currency translation, and an extra week in the first quarter of 2009.

Third Quarter Summary (continued) Restructuring update: Anticipating $160 mil. of annualized savings from restructuring initiated in the fourth quarter of last year, with approx. $75 mil. of benefit (net of transition costs) expected in 2009 Achieved a run rate of nearly 70% of savings target at end of third quarter Effective tax rate for the quarter was negative 7%; adjusted tax rate for the quarter was positive 7.5% 2009 effective and adjusted tax rates are expected to be in the low single-digits and low double-digits, respectively Ongoing annual tax rate expected to be in the low 20% range, varying significantly from quarter to quarter Reported EPS of $0.59 includes $0.23 of restructuring, asset impairment, and other charges Adjusted EPS of $0.82 6 Third Quarter 2009 Financial Review and Analysis October 27, 2009

7 Reported Sales Change 2.5% (11.8%) (13.3%) (20.4%) (10.2%) 3Q08 4Q08 1Q09 Organic Sales Change(1) (2.5%) (8.1%) (14.5%) (13.5%) (5.9%) Acquisitions 0.6% 0.6% 0.6% -- -- Currency 4.5% (4.4%) (6.4%) (6.9%) (4.3%) Extra Week -- -- 7.0% -- -- 2Q09 3Q09 Sales Analysis (1) Reported Sales Change (year-over-year) less the impacts of foreign currency translation, acquisitions, and an extra week in 1Q09 (calculation may not tie due to rounding). Third Quarter 2009 Financial Review and Analysis October 27, 2009

8 Gross Profit Margin (total Company) 28.1% 25.2% 26.8% Operating Margin (non-GAAP(1)): Pressure-sensitive Materials 9.9% 7.3% 8.1% Retail Information Services (2.1%) 1.9% (0.2%) Office and Consumer Products 16.8% 17.4% 17.3% Other specialty converting businesses 4.6% 1.8% (2.4)% Total Company 7.3% 6.6% 6.2% (1) Earnings before interest and taxes, restructuring and asset impairment charges, and other items detailed in Attachments A-3 and A-4 of Exhibit 99.1. (2) Prior year numbers restated for change in methodology related to allocation of corporate expense to operating segments. 3Q09 3Q08(2) 2Q09 Margin Analysis Third Quarter 2009 Financial Review and Analysis October 27, 2009

Key Factors Impacting Margin Gross profit margin improved 290 basis points vs. prior year to 28.1% The benefit of restructuring and other productivity initiatives more than offset the margin impact of lower volume (i.e., reduced fixed-cost leverage) The effect of pricing and material cost trends has offset the cumulative impact of 2008 inflation, contributing to year-on-year margin improvement for the quarter Marketing, general and administrative (MG&A) expense ratio increased by 200 basis points compared to the prior year Absolute MG&A was essentially flat compared to the prior year Combined benefit of restructuring and other productivity initiatives, as well as currency translation (approx. $12 mil.), offset increased spending related to employee costs and new growth-related initiatives 9 Third Quarter 2009 Financial Review and Analysis October 27, 2009

10 Third Quarter Segment Overview PRESSURE-SENSITIVE MATERIALS Reported sales of $851 mil., down 9% compared with prior year Organic sales decline of approx. 3% Rate of change in sales (organic basis) for roll materials business, by region: Europe: mid single-digit decline North America: low single-digit decline Emerging Markets: mid single-digit increase Graphics & Reflective sales down low double-digit on an organic basis Excluding restructuring charges and other items, operating margin increased 260 basis points to 9.9% Operating margin increased as productivity offset the impact of reduced fixed-cost leverage, while the effects of pricing and raw material trends continued to cover the cumulative impact of 2008 inflation Third Quarter 2009 Financial Review and Analysis October 27, 2009

11 Third Quarter Segment Overview (continued) RETAIL INFORMATION SERVICES Reported sales of $325 mil., down 14% compared with prior year Organic sales decline of approx. 11% Operating margin before restructuring charges and other items declined to negative 2.1%, as reduced fixed-cost leverage, pricing, and other factors more than offset the benefit of restructuring actions and other productivity Continuing initiatives to reduce fixed costs, while introducing new products and improving value-added services to increase market share Third Quarter 2009 Financial Review and Analysis October 27, 2009

12 Third Quarter Segment Overview (continued) OFFICE AND CONSUMER PRODUCTS Reported sales of $243 mil., down 7% compared with prior year Organic sales decline of approx. 4%, despite strong back-to-school sales Corporate purchasing activity remains weak Excluding restructuring charges and other items, operating margin declined to 16.8% as the benefit of productivity actions was offset by the impact of reduced fixed-cost leverage OTHER SPECIALTY CONVERTING BUSINESSES Reported sales of $130 mil., down 13% compared with prior year Organic sales decline of approx. 10% Excluding restructuring charges and other items, operating margin increased to 4.6%, as substantial restructuring and productivity improvements more than offset reduced fixed-cost leverage Third Quarter 2009 Financial Review and Analysis October 27, 2009

13 ($ Millions) 2009 2008 Net cash provided by operating activities $ 316.9 $ 382.3 Purchase of property, plant and equipment $ (46.7) $ (97.8) Purchase of software and other deferred charges $ (20.4) $ (49.2) Proceeds from sale of investments, net $ 0.3 $ 16.2 Free Cash Flow(1) $ 250.1 $ 251.5 (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. Year-To-Date Cash Flow Third Quarter 2009 Financial Review and Analysis October 27, 2009

14 Factors Impacting 2009 Results Currency translation (at current rates, represents approx. 4% headwind to reported sales growth; approx. $20 mil. negative impact to EBIT vs. 2008) Estimated $75 mil. of savings (net of transition costs) from new restructuring actions Estimated $110 mil. restructuring charges associated with these actions Carryover savings of approx. $40 mil. from previously implemented actions Increased investment in new business opportunities Incremental pension and other employee- related expenses Lower interest expense Adjusted tax rate expected to be in the low double-digits 53 weeks in 2009 fiscal year; 14 weeks in first quarter (minimal benefit to FY earnings) Capital expenditures (including IT) of approximately $100 mil. Depreciation and amortization ^ $260 mil. Potential incremental contribution to pension fund ^ $25 mil. Legal settlements of $39 mil. Non-cash impairment charge of $832 mil. 2009 Commentary Fourth Quarter Sequential Trends Third Quarter 2009 Financial Review and Analysis October 27, 2009 Lower seasonal volume Effect of fiscal calendar change reduces sales by approx. $50 mil. Raw material inflation pressure building

AVERY DENNISON